UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 8, 2015

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO		80202
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 8, 2015, DCT Industrial Operating Partnership LP (the “Partnership”), the operating partnership of DCT Industrial Trust Inc., amended and restated the credit and term loan agreement (the “Amended Agreement”) governing its existing revolving credit facility (the “Credit Facility”) and existing term loan facility (the “Term Loan Facility”).

With respect to the Credit Facility, the Amended Agreement, among other things, (1) increased the total commitment under the Credit Facility from $300.0 million to $400.0 million, (2) extended the maturity date of the Credit Facility from February 20, 2017 to April 8, 2019, and (3) reduced the facility fee, LIBOR margin and base rate margin based on the debt rating of the Partnership.

The Term Loan Facility comprises two tranches, with the first tranche (“Tranche One”) and the second tranche (“Tranche Two”) having different capacities. The Amended Agreement, among other things, (1) reduced the aggregate borrowing capacity to $225.0 million from $400.0 million, with Tranche One having a capacity of $125.0 million and Tranche Two having a capacity of $100.0 million, (2) extended the maturity date of Tranche One from February 20, 2018 to April 8, 2020, and the maturity date of Tranche Two from February 20, 2015 (with two 12-month extension options) to April 8, 2017 (without the option to extend), (3) decreased the accordion option to increase the aggregate term loan amounts from $300.0 million to $175.0 million, and (4) reduced the facility fee, LIBOR margin and base rate margin based on the debt rating of the Partnership.

The Amended Agreement was arranged by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and PNC Capital Markets, LLC, as Joint Lead Arrangers and Joint Bookrunners, with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association and PNC Bank, National Association, each as Syndication Agents and lenders, Capital One National Association, CitiBank, N.A., JP Morgan Chase Bank, N.A., MUFG Union Bank, N.A., Regions Bank, and U.S. Bank National Association, each as Documentation Agents and lenders, and a syndicate of other banks.

The foregoing summary is qualified in its entirety by reference to the Amended Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Second Amended and Restated Credit and Term Loan Agreement, dated as of April 8, 2015, among DCT Industrial Operating Partnership LP and the lenders identified therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association and PNC Bank, National Association, as Syndication Agents, Capital One National Association, Citibank, N.A., JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., Regions Bank and U.S. Bank National Association as Documentation Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ John G. Spiegleman
Name:	John G. Spiegleman
Title:	Executive Vice President and General Counsel

Date: April 13, 2015

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